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                                                                     EXHIBIT 3.3

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                       FOCAL COMMUNICATIONS CORPORATION


     FIRST.  The name of the corporation is Focal Communications Corporation
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(the "Company").

     SECOND.  The address of the Company's registered office in the State of
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Delaware is 1313 N. Market Street, Wilmington, Delaware 19801-1151, County of
New Castle. The name of the Company's registered agent at such address is The Company Corporation.

     THIRD.  The purpose of the Company is to engage in any lawful act or
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activity for which corporations may be organized under the General Corporation
Law of the State of Delaware, as amended (the "DGCL").

     FOURTH.  Section 1.  Authorized Capital Stock.  The Company is authorized
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to issue two classes of capital stock, designated Common Stock and Preferred
Stock. The total number of shares of capital stock that the Company is authorized to issue is 102,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

     Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation, each outstanding share of the Company's Class A common stock, par value $.01 per share, Class B common stock, par value $.01 per share, and Class C common stock, par value $.01 per share, shall without further action by the Company or the holder thereof automatically be reclassified, changed and converted into 500 shares of Common Stock.

     Section 2.  Preferred Stock.  The Preferred Stock may be issued in one or
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more series. The Board of Directors of the Company (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences, rights and qualifications, limitations or restrictions of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

          (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

          (b) the voting powers, if any, and whether such voting powers are full or limited in such series;
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          (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

          (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series and the dates and preferences of dividends on such series;

          (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

          (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity and the rates or other determinants of conversion or exchange applicable thereto;

          (g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

          (h) the provisions, if any, of a sinking fund for such series; and

          (i) any other relative, participating, optional or other special powers, preferences or rights and qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

     Section 3.  Common Stock.  Subject to the rights of the holders of any
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series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

     FIFTH.  The Board may make, amend and repeal the By-Laws of the Company.
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Any By-Law made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such By-Law so made or amended) or by the stockholders in the manner provided in the By-Laws of the Company. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, By-Laws 1, 3, 8, 10, 11, 12, 13 and 45 may not be amended or repealed by the stockholders and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 66 2/3 of the voting power of the outstanding Voting Stock (as defined below), voting together as a single class. The Company may in its By-Laws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of the directors of the Board (the "Directors"). Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3 of the voting power of the

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outstanding Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article
Fifth.

     SIXTH.  Subject to the rights of the holders of any series of Preferred
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Stock:

          (a) any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected otherwise by any consent in writing of such stockholders; and

          (b) special meetings of stockholders of the Company may be called only by (i) the Chairman of the Board (the "Chairman") or (ii) the Secretary of the Company (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies (the "Whole Board").

At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the By-Laws of the Company. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3 of the voting power of the outstanding Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Sixth.

     SEVENTH.  Section 1.  Number, Election and Terms of Directors.  Subject to
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the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will be fixed from time to time in the manner provided in the By-Laws of the Company. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2000, the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2001, and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2002, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Company, the successors to the class of Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Company must be by written ballot.

     Section 2.  Nomination of Director Candidates.  Advance notice of
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stockholder nominations for the election of Directors must be given in the manner provided in the By-Laws of the Company.

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     Section 3.  Newly Created Directorships and Vacancies.  Subject to the
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rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

     Section 4.  Removal.  Subject to the rights, if any, of the holders of any
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series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 66 2/3 of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such Director or Directors for cause.

     Section 5.  Amendment, Repeal, Etc.  Notwithstanding anything contained in
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this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3 of the voting power of the outstanding Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article Seventh. The amendment or repeal of, or the adoption of any provision inconsistent with, this Article Seventh must be by written ballot.

     EIGHTH.  A Director shall not be personally liable to the Company or its
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stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the Director derived any improper personal benefit. If the DGCL is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No modification or repeal of the provisions of this Article Eighth shall adversely affect any right or protection of any Director existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

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